Exhibit 1.1
CAMDEN PROPERTY TRUST
3,600,000 Common Shares of Beneficial Interest
(par value $.01 per share)
Underwriting Agreement
June 2, 2006
DEUTSCHE BANK SECURITIES INC.
60 Wall Street
New York, NY 10005
Ladies and Gentlemen:
     Camden Property Trust, a Texas real estate investment trust (the “Company”), proposes to issue and sell to the underwriter named in Schedule I hereto (the “Underwriter”) an aggregate of 3,600,000 common shares of beneficial interest, par value $.01 per share (the “Common Shares”), of the Company in accordance with Section 1 hereof (the “Firm Shares”). The Company also proposes to sell at the Underwriter’s option an aggregate of up to 360,000 additional of the Common Shares as provided in Section 3(b) hereof (the “Option Shares”). The Firm Shares and the Option Shares being purchased by the Underwriter are hereinafter called the “Shares”.
     The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) in accordance with the provisions of the Securities Act of 1933, as amended (the “Securities Act”), a registration statement (No. 333-103119) on Form S-3, relating to the Shares to be issued from time to time by the Company. Such registration statement has been declared effective under the Securities Act. Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus in accordance with the provisions of Rule 430B (“Rule 430B”) of the rules and regulations of the Commission under the Securities Act (the “Securities Act Regulations”) and paragraph (b) of Rule 424 (“Rule 424(b)”) of the Securities Act Regulations. Any information included in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of and included in such registration statement pursuant to Rule 430B is referred to as “Rule 430B Information.” Each prospectus used in connection with the offering of the Shares that omitted Rule 430B Information is herein called a “preliminary prospectus.” Such registration statement, at any given time, including the amendments thereto at such time, the exhibits and any schedules thereto at such time, the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act at such time and the documents otherwise deemed to be a part thereof or included therein by the Securities Act Regulations, is herein called the “Registration Statement.” Any registration statement filed pursuant to Rule 462(b) of the Securities Act Regulations is herein referred to as the “Rule 462(b) Registration Statement,” and after such filing the term “Registration Statement” shall include the Rule 462(b) Registration Statement. The final prospectus, in the form furnished to the Underwriter for use in connection with the offering of the Shares, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act at the time of the execution of this Agreement is hereinafter referred to as the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering Analysis and Retrieval system (“EDGAR”).
     All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement, any preliminary prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which are incorporated by reference in or otherwise deemed by the Securities Act Regulations to be a part of or included in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which is incorporated by reference in or otherwise deemed by the Securities Act Regulations to be a part of or included in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be.
     The Company hereby agrees with the Underwriter as follows:
     1. The Company agrees to issue and sell the Firm Shares to the Underwriter as hereinafter provided, and the Underwriter, on the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees to purchase from the Company the Firm Shares at the purchase price of $70.87 per Share.
     2. The Company understands that the Underwriter intends to make a public offering of the Shares and initially to offer the Shares upon the terms set forth in this Agreement.
     3. (a) Payment of the purchase price for, and delivery of, the Firm Shares shall be made at the offices of Sidley Austin LLP, New York, New York, or at such other place as shall be agreed upon by the Underwriter and the Company at 9:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day following the date of this Agreement, or such other time not later than ten business days after such date as shall be agreed upon by the Underwriter and the Company (such time and date of payment and delivery being herein called the “Closing Date”). Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the Underwriter of certificates for the Firm Shares to be purchased by the Underwriter. The Firm Shares shall be registered in such names as the Underwriter shall request not later than two business days prior to the Closing Date. The Firm Shares shall be made available for inspection not later than 10:00 A.M. (Eastern Time) on the business day prior to the Closing Date, at the office of The Depository Trust Company or its designated custodian.
     (a) In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriter to purchase the Option Shares at the price per share as set forth in Section 1. The option granted hereby may be exercised in whole or in part by giving written notice (i) at any time before the Closing Date and (ii) only once thereafter within 30 days after the date of this Agreement, by the Underwriter, to the Company, setting forth the number of Option Shares as to which the Underwriter is exercising the option and the time and date at which such certificates are to be delivered. The time and date at which certificates for Option Shares are to be delivered shall be determined by the Underwriter but shall not be earlier than three nor later than 10 full business days after the exercise of such option, nor in any event prior to the Closing Date (such time and date being herein referred to as the “Option Closing Date”). If the date of exercise of the option is three or more days before the Closing Date, the notice of exercise shall set the Closing Date as the Option Closing Date. The option with respect to the Option Shares granted hereunder may be exercised only to cover over-allotments in the sale of the Firm Shares by the Underwriter. The Underwriter may cancel such option at any time prior to its expiration by giving written notice of such cancellation to the Company. To the extent, if any, that the option is exercised, payment for the Option Shares shall be made on the Option Closing Date in immediately available funds to a bank account designated by the Company against delivery of certificates at the office of The Depository Trust Company or its designated custodian.
     4. The Company represents and warrants to the Underwriter as of the date hereof and as of the Closing Date and, if applicable, the Option Closing Date, that:
     (a) The Company meets the requirements for use of Form S-3 under the Securities Act. The Registration Statement (including any Rule 462(b) Registration Statement) has become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement (or such Rule 462(b) Registration Statement) has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.
     At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective, at each deemed effective date with respect to the Underwriter pursuant to Rule 430B(f)(2) of the Securities Act Regulations, at the date of this Agreement at the Closing Date, and, if applicable, the Option Closing Date, the Registration Statement, any Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the Securities Act and the Securities Act Regulations, and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued and at the Closing Date, and, if applicable, the Option Closing Date, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     Any preliminary prospectus (including the prospectus filed as part of the Registration Statement or any amendment thereto) complied when so filed in all material respects with the Securities Act and the Securities Act Regulations and any such preliminary prospectus and the Prospectus delivered to the Underwriter for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
     As of the Applicable Time, any Issuer Free Writing Prospectus (as defined below) identified on Schedule II issued at or prior to the Applicable Time, the Statutory Prospectus (as defined below) and the information agreed to in writing by the Company and the Underwriter as the information to be conveyed orally by the Underwriter to purchasers of the Shares at the Applicable Time, as set forth on Schedule V, all considered together (collectively, the “General Disclosure Package”) did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     The representations and warranties in the preceding three paragraphs shall not apply to statements in or omissions from the Registration Statement or any post-effective amendment thereto, or the Prospectus, or any amendments or supplements thereto, or the General Disclosure Package, made in reliance upon and in conformity with information furnished to the Company in writing by the Underwriter expressly for use in the Registration Statement or any post-effective amendment thereto, or the Prospectus, or any amendments or supplements thereto, or the General Disclosure Package.
     As used in this Section and elsewhere in this Agreement:
     “Applicable Time” means 8:30 A.M. (Eastern time) on June 2, 2006 or such other time as agreed by the Company and the Underwriter.
     “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the Securities Act Regulations (“Rule 433”), relating to the Shares (including any identified on Schedule II hereto) that (i) is required to be filed with the Commission by the Company, (ii) is a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Shares or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).
     “Statutory Prospectus” as of any time means the prospectus relating to the Shares that is included in the Registration Statement immediately prior to that time, including the documents incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof.

     (b) The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Securities Act and the Securities Act Regulations or the Exchange Act and the rules and regulations of the Commission thereunder (the “Exchange Act Regulations”), as applicable, and, when read together with the other information in the Prospectus, (a) at the time the Registration Statement became effective, (b) at the earlier of the time the Prospectus was first used and the date and time of the first contract of sale of Shares in this offering and (c) at the Closing Date did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
     (c) As of the date of the execution and delivery of this Agreement (with such date being used as the determination date for purposes of this clause), the Company was not and is not an Ineligible Issuer (as defined in Rule 405 of the Securities Act Regulations), without taking account of any determination by the Commission pursuant to Rule 405 of the Securities Act Regulations that it is not necessary that the Company be considered an Ineligible Issuer.
     (d) Each Issuer Free Writing Prospectus identified on Schedule II hereto, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Shares did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any such Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by the Underwriter specifically for use therein.
     (e) The financial statements and the related notes thereto, included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, present fairly the financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of its operations and the changes in its cash flows for the periods specified; the foregoing financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis, and the supporting schedules included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information required to be stated therein; the selected financial and statistical data and the summary financial information included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with the audited financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus; no other financial statements (or schedules) of the Company or its consolidated subsidiaries, any predecessor of the Company or any other entity or business are required by the Securities Act to be included in the Registration Statement, the

General Disclosure Package or the Prospectus; any historical summaries of revenue and certain operating expenses included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the revenue and those operating expenses included in such summaries of the properties related thereto for the periods specified in conformity with GAAP; and pro forma financial statements and other pro forma financial information of the Company and its subsidiaries and the related notes thereto included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, if any, present fairly in all material respects the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.
     (f) Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, there has not been any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, business, prospects, management, properties, financial position, shareholders’ equity or results of operations of the Company or any of its Subsidiaries (as hereinafter defined); and except as set forth or contemplated in the Registration Statement, the General Disclosure Package and the Prospectus, neither the Company nor any of its Subsidiaries has incurred any liabilities or obligations, direct or contingent, or entered into any transaction or agreement (whether or not in the ordinary course of business) material to the Company and its Subsidiaries as a whole.
     (g) The Company has been duly formed and is validly existing as a real estate investment trust with transferable shares of beneficial interest under the laws of the State of Texas, with power and authority to own or lease its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus, and is qualified for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, other than where the failure to be so qualified or in good standing would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its Subsidiaries taken as a whole; except for investments in securities as described in the Registration Statement, the General Disclosure Package and the Prospectus or for investments in securities that are not, individually or in the aggregate, material to the Company and its Subsidiaries taken as a whole, the Company has no equity or other interest in, or rights to acquire, an equity or other interest in any corporation, partnership, trust, joint venture or other entity; the subsidiary entities of the Company identified on Schedule III hereto (the “Subsidiaries”) are all of the Company’s Subsidiaries, have full power and authority to conduct their business as described in the Registration Statement, the General Disclosure Package and the Prospectus, have been duly organized and are validly existing as corporations, limited partnerships or limited liability companies, as the case may be, in good standing under the laws of their states of organization, and have been duly qualified as foreign corporations, limited partnerships or limited liability companies, as the case may be, for the transaction of business and are in good standing under the laws of each other jurisdiction in which they own or lease properties, or conduct any business, so as to require such qualification, other than where the failure to be so qualified or in good standing would not have a material adverse effect on the Company and its Subsidiaries taken as a whole; except for investments in securities as described in the Registration Statement, the General Disclosure Package and the Prospectus or for investments in securities that are not, individually or in the aggregate, material to the Company and its Subsidiaries taken as a whole, or ownership of interests of lower tier Subsidiaries, the Subsidiaries have no equity or other interest in, or rights to acquire, an equity or other interest in any corporation, partnership, trust, joint venture or other entity; the Subsidiaries of the Company that are “significant subsidiaries” (as defined in Rule 1-02(w) of Regulation S-X) are identified on Schedule III hereto and complete and correct copies of the charter documents and the by-laws, if any, of such Subsidiaries and all amendments thereto have been previously made available or delivered to the Underwriter, and no changes therein will have been made subsequent to the date hereof and prior to the Closing Date; all of the issued and outstanding capital stock of each Subsidiary that is a corporation or similar entity has been duly authorized and validly issued, is fully paid and nonassessable and, except as otherwise indicated on Schedule III hereto, is owned by the Company, directly or through Subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or restriction.
     (h) The Company has full power and authority to enter into this Agreement and to issue, offer and sell the Shares as contemplated by this Agreement; this Agreement has been duly authorized, executed and delivered by the Company.
     (i) The authorized, issued and outstanding capital shares of the Company have been duly authorized and validly issued by the Company and are fully paid and non-assessable (except as otherwise described in the Registration Statement, the General Disclosure Package and the Prospectus), and none of such capital shares was issued in violation of preemptive or other similar rights of any securityholder of the Company.
     (j) The Shares are fully paid and non-assessable (except as otherwise described in the Registration Statement, the General Disclosure Package and the Prospectus); the Shares conform in all material respects to the statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus.
     (k) Neither the Company nor any of the Subsidiaries is, nor with the giving of notice or lapse of time or both would be, in violation of or in default under, its respective Declaration of Trust, Articles of Incorporation, By-Laws, limited partnership or limited liability company agreement or any indenture, mortgage, deed of trust, loan agreement or other agreement or other instrument or obligation to which the Company or any Subsidiary is a party or by which they or any of their properties are bound, except for violations and defaults which individually and in the aggregate are not material to the Company or to the holders of the Shares; the issue and sale of the Shares and the performance by the Company of all of the provisions of its obligations under this

Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound or to which any of the property or assets of the Company or any Subsidiary is subject, nor will any such action result in any violation of the provisions of the Declaration of Trust or the By-Laws of the Company or any applicable law or statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, except such consents, approvals, authorizations, registrations or qualifications as have been obtained under the Securities Act and as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriter.
     (l) Other than as set forth or contemplated in the Registration Statement, the General Disclosure Package and the Prospectus, there are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company or any Subsidiary is or may be a party or to which any property of the Company or any Subsidiary is or may be the subject which, if determined adversely to the Company or any Subsidiary, could individually or in the aggregate reasonably be expected to have a material adverse effect on the general affairs, business, prospects, management, properties, financial position, shareholders’ equity or results of operations of the Company and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others; and there are no contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement, the General Disclosure Package and the Prospectus which are not filed or described as required.
     (m) The Company and the Subsidiaries have indefeasible title to all of the real properties and assets reflected in the financial statements (or as described in the Registration Statement, the General Disclosure Package and the Prospectus) hereinabove described, subject to no lien, mortgage, pledge, charge or encumbrance of any kind except those reflected in such financial statements (or as described in the Registration Statement, the General Disclosure Package and the Prospectus) or which are not material in amount and which do not materially affect the value of such property or materially interfere with the use made or proposed to be made of such property by the Company or any of the Subsidiaries; the Company and the Subsidiaries occupy their leased properties under valid and binding leases conforming to the description thereof set forth in the Registration Statement, the General Disclosure Package and the Prospectus.
     (n) The Company and the Subsidiaries have filed all Federal, state and foreign income tax returns which have been required to be filed and have paid all taxes indicated

by said returns and all assessments received by it to the extent that such taxes have become due and are not being contested in good faith.
     (o) The Company and the Subsidiaries hold all material licenses, certificates and permits from governmental authorities which are necessary to the conduct of their business.
     (p) Deloitte & Touche LLP, who have expressed their opinion on the audited financial statements and related schedules filed with the Commission as part of, or incorporated by reference in, the Registration Statement, the General Disclosure Package and the Prospectus, are an independent registered public accounting firm as required by the Securities Act.
     (q) The Company has never been, is not now, and immediately after the sale of the Shares under this Agreement will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended; the Company is organized, and has operated, operates and will continue to operate in a manner so as to qualify as a “real estate investment trust” (a “REIT”) under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”), and the Company’s present and contemplated operations, assets and income continue to meet such requirements.
     (r) With respect to the properties of the Company described in the Registration Statement, the General Disclosure Package and the Prospectus or reflected in the Company’s consolidated financial statements included or incorporated by reference therein (the “Properties”), the Company and its Subsidiaries (i) are in compliance with any and all applicable foreign, Federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have obtained all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to obtain required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals are otherwise disclosed in the Registration Statement, the General Disclosure Package or the Prospectus or would not, singly or in the aggregate, have a material adverse effect on the condition (financial or other), business (affairs or other), prospects, earnings, net worth or results of operations of the Company and the Subsidiaries taken as a whole; and
     (i) none of the Company or the Subsidiaries has at any time, and, to the knowledge of the Company, no other party has at any time, handled, buried, stored, retained, refined, transported, processed, manufactured, generated, produced, spilled, allowed to seep, leak, escape or leach, or be pumped, poured, emitted, emptied, discharged, injected, dumped, transferred or otherwise disposed of or dealt with, Hazardous Materials (as hereinafter defined) on, to or from the Properties, other than any such action taken in compliance with all applicable Environmental Laws or by tenants in connection with the ordinary use of residential properties owned by the Company or the Subsidiaries; the Company does not intend to use the Properties or any subsequently acquired properties described in the Registration Statement, the General Disclosure Package or the Prospectus for the purpose of handling, burying, storing, retaining, refining, transporting, processing, manufacturing, generating, producing, spilling, seeping, leaking, escaping, leaching, pumping, pouring, emitting, emptying, discharging, injecting, dumping, transferring or otherwise disposing of or dealing with Hazardous Materials other than in compliance with all applicable Environmental Laws;
     (ii) the Company does not know of any seepage, leak, escape, leaching, discharge, injection, release, emission, spill, pumping, pouring, emptying or dumping of Hazardous Materials into waters on or adjacent to the Properties or onto lands from which such hazardous or toxic waste of substances might seep, flow or drain into such waters; and
     (iii) neither the Company nor any of the Subsidiaries has received notice of, or has knowledge of any occurrence or circumstance which, with notice or passage of time or both, would give rise to, any claim under or pursuant to any Environmental Law pertaining to Hazardous Materials or toxic waste or substances on or originating from the Properties or arising out of the conduct of any such party, including, without limitation, pursuant to any Environmental Law; as used herein, “Hazardous Materials” shall include, without limitation, any flammable explosives, radioactive materials, hazardous materials, hazardous wastes, hazardous or toxic substances, or related materials, asbestos or any material as defined by any Federal, state or local environmental law, ordinance, rule, or regulation including, without limitation, Environmental Laws, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. Section 9601, et seq.) (“CERCLA”), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Section 1801, et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. Section 9601, et seq.), and in the regulations adopted and publications promulgated pursuant to each of the foregoing or by any Federal, state or local governmental authority having or claiming jurisdiction over the Properties as described in the Registration Statement, the General Disclosure Package and the Prospectus.
       (s) The Company has complied with all provisions of Article 6138A of the Texas Civil Statutes.
       (t) None of the assets of the Company or the Subsidiaries constitute, nor will such assets, as of the Applicable Time or the Closing Date, constitute, “plan assets” under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).
       (u) No relationship, direct or indirect, exists between or among any of the Company or its Subsidiaries, on the one hand, and any trust managers, officer, shareholder, customer or supplier of the Company or its Subsidiaries, on the other hand, which is required by the Securities Act or the Exchange Act to be described in the

Registration Statement, the General Disclosure Package and the Prospectus which is not so described or is not described as required. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or trust managers of the Company or any of their respective family members, except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus.
     (v) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to financial and corporate books and records is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the principal executive officers (or their equivalents) and principal financial officers (or their equivalents) of the Company have made all certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and any related rules and regulations promulgated by the Commission, and the statements contained in any such certification are complete and correct.
     (w) The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-14 and 15d-14 under the Exchange Act) in accordance with the rules and regulations under the Sarbanes-Oxley Act, the Securities Act and the Exchange Act.
     (x) All liens, charges, encumbrances, claims or restrictions on or affecting the Properties which are required to be disclosed in the Registration Statement, the General Disclosure Package and the Prospectus are disclosed therein; to the knowledge of the Company, (i) no lessee of any portion of any of the Properties is in default under any of the leases governing such properties and there is no event which, but for the passage of time or the giving of notice, or both, would constitute a default under any of such leases, except such defaults that would not have a material adverse effect on the condition (financial or other), business, prospects, net worth or results of operations of the Company and the Subsidiaries taken as a whole; (ii) the intended use and occupancy of each of the Properties complies with all applicable codes and zoning laws and regulations, if any, except for such failures to comply which would not individually or in the aggregate have a material adverse effect on the condition (financial or other), business prospects, net worth or results of operations of the Company and the Subsidiaries taken as a whole; and (iii) there is no pending or, to the best knowledge of the Company, threatened condemnation, zoning change, environmental or other proceeding or action that will in any material respect affect the size of, use of, improvements on, construction on, or access to the Properties, except such proceedings or actions that would not have a material adverse effect on the condition (financial or other), business, prospects, net worth or results of operations of the Company and the Subsidiaries taken as a whole.

     (y) The Company has, and will maintain, property and casualty insurance in favor of the Company and the Subsidiaries, as the case may be, with respect to each of the Properties, in an amount and on such terms as is reasonable and customary for businesses of the type proposed to be conducted by the Company and the Subsidiaries; the Company has not received from any insurance company written notice of any material defects or deficiencies affecting the insurability of any such Properties.
     Any certificate signed by any officer of the Company and delivered to the Underwriter or to counsel for the Underwriter in connection with the offering of the Shares shall be deemed a representation and warranty by the Company to the Underwriter as to the matters covered thereby on the date of such certificate.
     5. The Company covenants and agrees with the Underwriter as follows:
     (a) Immediately following the execution of this Agreement, the Company will prepare a Prospectus setting forth the number of Shares covered thereby and their terms not otherwise specified in the preliminary prospectus, the name of the Underwriter, the price at which the Shares are to be purchased by the Underwriter from the Company, and such other information as the Underwriter and the Company deem appropriate in connection with the offering of the Shares; and the Company will effect the filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will furnish to the Underwriter as many copies (including by electronic means, if so requested in lieu of paper copies) of the Prospectus as the Underwriter shall reasonably request, including, if requested by the Underwriter, in addition to or in lieu thereof, electronic copies of the Prospectus.
     (b) The Company will comply with the requirements of Rule 430B and will notify the Underwriter immediately, and confirm the notice in writing, (a) of the effectiveness of any amendment to the Registration Statement, (b) of the transmittal to the Commission for filing of any supplement or amendment to the Prospectus or any document to be filed pursuant to the Exchange Act, (c) of the receipt of any comments from the Commission with respect to the Registration Statement or Prospectus or documents incorporated or deemed to be incorporated by reference therein, (d) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus with respect to the Shares or for additional information relating thereto, and (e) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose. The Company will make every reasonable effort to prevent the issuance of any such stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.
     (c) During the period beginning on the Applicable Time and ending on the later of the Closing Date, applicable Option Closing Date or such date, as in the reasonable opinion of counsel for the Underwriter, the Prospectus is no longer required under the Securities Act or the Exchange Act to be delivered in connection with sales by the Underwriter or a dealer, including in circumstances where such requirement may be satisfied pursuant to Rule 172 (the “Prospectus Delivery Period”), prior to amending or supplementing the Registration Statement (including any filing under Rule 462(b)), any preliminary prospectus or the Prospectus (including any amendment or supplement through incorporation by reference of any report filed under the Exchange Act), the Company will furnish to the Underwriter for review a copy of each such proposed amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such amendment or supplement or use any such prospectus to which counsel for the Underwriter shall reasonably object. The Company has given the Underwriter notice of any filings made pursuant to the Exchange Act or Exchange Act Regulations within 48 hours prior to the Applicable Time; the Company will give the Underwriter notice of its intention to make any such filing from the Applicable Time to the Closing Date and will furnish the Underwriter with copies of any such documents a reasonable amount of time prior to such proposed filing and will not file or use any such document to which the Underwriter or counsel for the Underwriter shall reasonably object.
     (d) The Company will deliver to the Underwriter a conformed copy of the Registration Statement as originally filed and of each amendment thereto filed prior to the termination of the initial offering of the Shares (including exhibits filed therewith or incorporated by reference therein and the documents incorporated by reference into the Prospectus pursuant to Item 12 of Form S 3).
     (e) The Company will furnish to the Underwriter, from time to time during the period when the Prospectus is required to be delivered under the Securities Act or the Exchange Act in connection with the offering, such number of copies (including by electronic means, if so requested by the Underwriter, in addition to or in lieu of, paper copies) of the Prospectus (as amended or supplemented) as the Underwriter may reasonably request for the purposes contemplated by the Securities Act, the Securities Act Regulations, the Exchange Act or Exchange Act Regulations.
     (f) If at any time after the date hereof any event shall occur or a condition shall exist as a result of which it is necessary, in the reasonable opinion of counsel for the Underwriter, which shall be communicated in writing by the Underwriter to the Company, to amend or supplement the Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is delivered, the Company will promptly either (a) forthwith prepare and furnish to the Underwriter an amendment of or supplement to the Prospectus or (b) make an appropriate filing pursuant to Section 13, 14 or 15 of the Exchange Act, in each case, in form and substance reasonably satisfactory to counsel for the Underwriter, which will amend or supplement the Prospectus so that it will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered, not misleading. If at any time after the date hereof, an event occurs or a condition shall exist as a result of which the General Disclosure Package contains an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is used, not misleading, the Company will promptly notify the Underwriter and will promptly amend or supplement in a manner reasonably satisfactory to the Underwriter, at its own expense, the General Disclosure Package to eliminate or correct such untrue statement or omission. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development or there exists or shall exist a condition as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement (or any other registration statement relating to the Shares) or the Statutory Prospectus or any preliminary prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company will promptly notify the Underwriter and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. The Underwriter’s delivery of any such amendment or supplement shall not constitute a waiver of any of the conditions in Section 6 hereof.
     (g) The Company represents and agrees that, unless it obtains the prior written consent of the Underwriter, and the Underwriter agrees that, unless it obtains the prior consent of the Company, it has not made and will not make any offer relating to the Shares that would constitute an “issuer free writing prospectus”, as defined in Rule 433, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Company and the Underwriter is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.
     (h) The Company will endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Underwriter shall reasonably request and to continue such qualification in effect so long as reasonably required for distribution of the Shares and to pay all fees and expenses (including fees and disbursements of counsel to the Underwriter) reasonably incurred in connection with such qualification; provided that the Company shall not be required to file a general consent to service of process in any jurisdiction.
     (i) The Company will make generally available to its security holders and to the Underwriter as soon as practicable but not later than 18 months after the effective date of the Registration Statement (as defined in Rule 158(c)) an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the effective date of the Registration Statement, which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder.
     (j) The Company will, so long as the Shares are outstanding, furnish to the Underwriter copies of all reports or other communications (financial or other) furnished to holders of Shares, and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange, other than, in any such case, those filed with the Commission pursuant to EDGAR.
     (k) The Company will use the net proceeds received by it from the sale of the Shares in the manner specified in the Prospectus under “Use of Proceeds”.
     (l) The Company will use its best efforts to continue to meet the requirements to qualify as a REIT under the Code for the taxable year in which sales of the Shares are to occur, unless otherwise specified in the Prospectus.
     (m) The Company will timely file any document which it is required to file pursuant to the Exchange Act prior to the termination of the offering of the Shares.
     (n) The Company, its trust managers and executive officers, will not, during a period of 60 days from the date of this Agreement, without the Underwriter’s prior written consent, offer, sell, contract to sell, grant any option to purchase or otherwise dispose of any Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares, or warrants to purchase Common Shares or enter into any transaction that transfers the economic consequence of ownership of Common Shares, other than (a) Common Shares issued or to be issued pursuant to the Company’s employee and incentive share award plans; and (b) Common Shares to be issued as partial or full payment for properties directly or indirectly acquired or to be acquired by the Company or its Subsidiaries; provided that, the Company shall have conditioned the issuance of such Common Shares upon the agreement of the recipients to the restrictions of this paragraph (n).
     (o) The Company will pay all costs and expenses incident to the performance of its obligations hereunder, including without limiting the generality of the foregoing, all costs and expenses (i) incident to the delivery of the Shares to the Underwriter, (ii) incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Prospectus and any preliminary prospectus (including in each case all exhibits, amendments and supplements thereto), (iii) incurred in connection with the registration or qualification of the Shares under the laws of such jurisdictions as the Underwriter may designate (including reasonable fees of counsel for the Underwriter and their disbursements), (iv) related to any filing with the National Association of Securities Dealers, Inc., (v) in connection with the printing (including word processing and duplication costs) and delivery of this Agreement, any Preliminary and Supplemental Blue Sky Survey and the furnishing to the Underwriter and dealers of copies of the Registration Statement and the Prospectus, including mailing and shipping, as herein provided (vi) any fees and expenses incurred in connection with the listing of the Shares on the New York Stock Exchange; and (vii) the costs and expenses (including without limitation any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Shares made by the Underwriter caused by a breach of the representation contained in the fourth paragraph of Section 4(a); except as provided in clause (iii) above or in Section 7 or in Section 9 hereof, the Company shall not be obligated to pay the fees of counsel for the Underwriter and their disbursements.

     6. The obligations of the Underwriter hereunder shall be subject to the following conditions:
     (a) The representations and warranties of the Company contained herein are true and correct on and as of the Closing Date and, if applicable, the Option Closing Date, as if made on and as of the Closing Date or the Option Closing Date, as the case may be, and the Company shall have complied with all agreements and all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date or the Option Closing Date.
     (b) The Registration Statement, including any Rule 462(b) Registration Statement, has become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued under the Securities Act and no proceedings for that purpose shall have been instituted or be pending or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel for the Underwriter. A prospectus containing the Rule 430B Information shall have been filed with the Commission in the manner and within the time period required by Rule 424(b) without reliance on Rule 424(b)(8) (or a post-effective amendment providing such information shall have been filed and become effective in accordance with the requirements of Rule 430(B)) and any required filing of each Issuer Free Writing Prospectus pursuant to Rule 433 has been made in the manner and within the time period required by Rule 433(d).
     (c) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date or the Option Closing Date, if applicable, there shall not have occurred any downgrading, nor shall any notice have been given of (i) any intended or potential downgrading or (ii) any review or possible change that indicates anything other than a stable outlook, in the rating accorded any securities of or guaranteed by the Company by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.
     (d) Since the respective dates as of which information is given in the General Disclosure Package or the Prospectus, there shall not have been any material adverse change or any development involving a prospective material adverse change, in or affecting the general affairs, business, prospects, management, properties, financial position, shareholders’ equity or results of operations of the Company and its Subsidiaries, taken as a whole, the effect of which in the judgment of the Underwriter makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the General Disclosure Package or the Prospectus.
     (e) The Underwriter shall have received on and as of the Closing Date, and, if applicable, the Option Closing Date, a certificate, satisfactory to the Underwriter, of the President or the Chief Executive Officer and the Chief Financial Officer, or such other senior executive officer or officers of the Company as are satisfactory to the Underwriter, to the effect set forth in subsections (a) through (c) of this Section and to the further effect that there has not occurred any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, business, prospects, management, properties, financial position, shareholders’ equity or results of operations of the Company and its Subsidiaries taken as a whole from that set forth or contemplated in the Registration Statement, the General Disclosure Package and the Prospectus.
     (f) Locke Liddell & Sapp LLP, counsel for the Company, shall have furnished to the Underwriter its written opinion, dated the Closing Date, and, if applicable, the Option Closing Date, in form and substance satisfactory to the Underwriter, to the effect that:
     (i) the Company has been duly organized and is validly existing as a real estate investment trust under the laws of the State of Texas, with power and authority to own its properties and conduct its business as described in the Prospectus as then amended or supplemented;
     (ii) the Company is qualified for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, other than where the failure to be so qualified or in good standing would not have a material adverse effect on the general affairs, business prospects, management, properties, financial position, shareholders’ equity or results of operations of the Company and its Subsidiaries taken as a whole (a “Material Adverse Effect”);
     (iii) each of the Subsidiaries has been duly organized and is validly existing as corporations, limited partnerships or limited liability companies, as the case may be, in good standing under the laws of their jurisdictions of organization, with power and authority to own their properties and conduct their business as described in the Prospectus as amended or supplemented; except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus or for investments in securities that are not, individually or in the aggregate, material to the Company and its Subsidiaries taken as a whole, the Company owns no capital stock or other beneficial interest in any corporation, partnership, trust, joint venture or other business entity; and except as otherwise stated in the Registration Statement, the General Disclosure Package and the Prospectus, all of the issued and outstanding capital stock or other ownership interests of each Subsidiary that is a corporation or similar entity have been duly authorized and are validly issued, are fully paid and non-assessable and, to the best of the knowledge of such counsel, are owned by the Company, directly or through Subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim;
     (iv) each of the Subsidiaries has been duly qualified as foreign corporations for the transaction of business and is in good standing under the laws of each other jurisdiction in which they own or lease properties, or conduct any business, so as to require such qualification, other than where the failure to be so qualified or in good standing would not have a Material Adverse Effect on the Company and its Subsidiaries taken as a whole;
     (v) other than as set forth or contemplated in the Registration Statement, the General Disclosure Package and the Prospectus, there are no legal or governmental investigations, actions, suits or proceedings pending or, to the best of such counsel’s knowledge, threatened to which the Company or any of its Subsidiaries is or may be a party or to which any property of the Company or any of its Subsidiaries is or may be the subject which, if determined adversely to the Company or such Subsidiary, could individually or in the aggregate reasonably be expected to have a Material Adverse Effect; to the best of such counsel’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others; and such counsel does not know of any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement, the General Disclosure Package and the Prospectus which are not filed or incorporated by reference from another filing with the Commission or described as required;
     (vi) this Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company on the date hereof, except as rights to indemnity and contribution hereunder may be limited by applicable law;
     (vii) the Shares conform in all material respects to the description thereof in the Registration Statement, the General Disclosure Package, and the Prospectus under the caption “Description of Capital Shares;”
     (viii) as of the Applicable Time and the date of the Prospectus, the issued and outstanding shares of beneficial interest of the Company have been duly authorized and validly issued and are fully paid and nonassessable (except as otherwise described in the Registration Statement, the General Disclosure Package and the Prospectus). The authorized capital shares of beneficial interest of the Company conform as to legal matters in all material respects to the description thereof contained in the Prospectus under the captions “Description of Capital Shares,” as modified by the related disclosure in the documents incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus;
     (ix) to the best of such counsel’s knowledge, neither the Company nor the Subsidiaries are, nor with the giving of notice or lapse of time or both would be, in violation of or in default under, their respective Declarations of Trust, Articles of Incorporation, By-Laws or limited partnership or limited liability company agreement or any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Company or any of the Subsidiaries is a party or by which they or any of their respective properties are bound, except for violations and defaults which individually and in the aggregate are not material to the Company or to the holders of the Shares; the issue and sale of the Shares and the performance by the Company of its obligations under this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument known to such counsel to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound or to which any of the property or assets of the Company or any Subsidiary is subject, nor will any such action result in any violation of the provisions of the Declaration of Trust or the By-Laws of the Company or any applicable law or statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties;
     (x) the Company has authorized and outstanding shares of beneficial interest as set forth under the caption “Capitalization” in the Prospectus;
     (xi) no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required for the issue and sale of the Shares or the consummation of the other transactions contemplated by this Agreement, except such consents, approvals, authorizations, registrations or qualifications as have been obtained under the Securities Act and as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriter;
     (xii) the statements in the Prospectus under the captions “Description of Capital Shares,” “Description of Warrants” and “Description of Debt Securities,” and other statements in the Prospectus as modified by the related disclosure in the documents incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, in each case fairly present the information called for with respect to such legal matters, documents or proceedings; the descriptions in the Registration Statement, the General Disclosure Package and the Prospectus of contracts and other documents which are filed as exhibits to the Registration Statement are accurate in all material respects and fairly present the information required to be shown; and to such counsel’s knowledge there are no statutes or legal or governmental proceedings required to be described in the Registration Statement, the General Disclosure Package or the Prospectus that are not described as required;
     (xiii) the Company is not, and will not become as a result of the consummation of the transactions contemplated by this Agreement, an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and has not been an “investment company” at any time since 1988;

     (xiv) to such counsel’s knowledge, (i) with the exception of the Registration Rights Agreement dated as of April 15, 1997, between the Company, Camden Operating, L.P., and certain listed investors therein, the Registration Rights Agreement dated as of April 6, 1998 among Oasis Residential, Inc., ISCO and IFT Properties, Ltd., as supplemented by the Registration Rights Agreement dated as of March 13, 2002 between the Company and Edward Israel and the Registration Rights Agreement dated as of March 13, 2002 between the Company and Lonnie Levy, trustee of The Lonnie Levy Trust dated February 5, 2001, the Registration Rights Agreement dated as of April 2, 1998 between Oasis Residential, Inc. and Merrill Lynch Private Finance Limited, as supplemented by the Registration Rights Agreement dated as of March 13, 2002 between the Company and Merrill Lynch Private Finance Inc. and a second Registration Rights Agreement dated as of March 13, 2002 between the Company and Merrill Lynch Private Finance Inc., the Registration Rights Agreement dated as of February 23, 1999 among the Company, Belcrest Realty Corporation and Belair Real Estate Corporation, as amended on December 1, 2003, May 26, 2004 and December 15, 2004, the Registration Rights Agreement dated as of August 13, 1999 between the Company and Edgewater Equity Partners, as amended by Amendment to Registration Rights Agreement dated as of September 7, 1999 and Second Amendment to Registration Rights Agreement dated as of January 7, 2000 and the Registration Rights Agreement dated as of February 28, 2005 between the Company and certain listed investors therein, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned by such person, and (ii) no person has the right to require the Company to register such securities pursuant to the Registration Statement;
     (xv) the Registration Statement has been declared effective under the Securities Act. Any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b) (without reference to Rule 424(b)(8); any required filing of each Issuer Free Writing Prospectus pursuant to Rule 433 has been made in the manner and within the time period required by Rule 433(d)). To such counsel’s knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been initiated or are pending or threatened by the Commission;
     (xvi) the Registration Statement, the General Disclosure Package and the Prospectus, excluding the documents incorporated by reference therein, and each amendment or supplement to the Registration Statement, General Disclosure Package and Prospectus, excluding the documents incorporated by reference therein, as of their respective effective or issue dates (other than financial statements and other financial data and schedules, as to which such counsel need not express any opinion), complied as to form in all material respects with the requirements of the Securities Act;

     (xvii) each document incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus (other than financial statements and other financial data and schedules, as to which such counsel need not express any opinion) complied as to form in all material respects with the Exchange Act when filed with the Commission;
     (xviii) although such counsel is not passing upon, and does not assume responsibility for, the factual accuracy, completeness or fairness of the statements contained in the Registration Statement, the General Disclosure Package and the Prospectus and need not have made any independent check or verification thereof (except as and to the extent stated in paragraphs (vii), (viii), (x) and (xii) above), on the basis of such counsel’s participation, in the course of the Company’s preparation of the Registration Statement, the General Disclosure Package and the Prospectus, in conferences with officers and other representatives of the Company, counsel for the Underwriter and representatives of the independent registered public accounting firm for the Company and with the Underwriter, at which the contents of the Registration Statement, the General Disclosure Package and Prospectus and related matters were discussed, no facts have come to such counsel’s attention that would lead them to believe that (x) the Registration Statement, including the Rule 430B Information, as of the filing of (i) the 2005 Annual Report on Form 10-K and (ii) the Current Report on Form 8-K dated May 31, 2006 with the Commission, and at each deemed effective date with respect the Underwriter pursuant to Rule 430B(f)(2) of the Securities Act Regulations, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading or (y) the Prospectus or any amendment or supplement thereto, at the time the Prospectus was issued, at the time any such amended or supplemented prospectus was issued or at the Closing Date, or the Option Closing Date, as the case may be, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. In addition, nothing has come to the attention of such counsel that has caused it to believe that the General Disclosure Package, as of the Applicable Time, included an untrue statement of any material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that such counsel need not express any views as to the financial statements and other financial data and schedules included in the Registration Statement, the Prospectus or the General Disclosure Package.
     In rendering such opinions, such counsel may rely (A) as to matters involving the application of laws other than the laws of the United States and the State of Texas, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (in form and substance reasonably satisfactory to the Underwriter’s counsel) of other counsel reasonably acceptable to the Underwriter’s counsel, familiar with the applicable laws; (B) as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Company and certificates or other written statements of officials of jurisdictions having custody of documents respecting the corporate existence or good standing of the Company. The opinion of such counsel for the Company shall state that the opinion of any such other counsel is in form satisfactory to such counsel and, in such counsel’s opinion, the Underwriter and they are justified in relying thereon. With respect to the matters to be covered in subparagraph (xviii) above counsel may state its opinion and belief is based upon their participation in the preparation of the Registration Statement, the General Disclosure Package and the Prospectus and any amendment or supplement thereto (other than the documents incorporated by reference therein) and review and discussion of the contents thereof (including the documents incorporated by reference therein) but is without independent check or verification except as specified.
     (g) Locke Liddell & Sapp LLP, tax counsel for the Company, shall have delivered to the Underwriter its written opinion, dated the Closing Date, in form and substance satisfactory to the Underwriter, to the effect that:
     (i) the Company met the requirements for qualification and taxation as a real estate investment trust (“REIT”) for the taxable years 1993 through 2005;
     (ii) the Company’s diversity of equity ownership and proposed method of operation should allow it to qualify as a REIT for its 2006 taxable year; and
     (iii) the discussion contained under the caption “Federal Income Tax Considerations and Consequences of Your Investment” and “Federal Income Tax Consequences” in the Prospectus forming a part of the Registration Statement, accurately reflects existing law and fairly addresses the material federal income tax issues described therein.
     In rendering such opinions, Locke Liddell & Sapp LLP may rely as to matters of fact, to the extent they deem proper, on certificates of officers of the Company and public officials so long as such counsel states that no facts have come to the attention of such counsel which lead them to believe that they are not justified in relying on such certificates. In addition, Locke Liddell & Sapp LLP may state that their opinions are based upon the procedures and assumptions set forth in such opinion letter and that it is limited to the tax matters specifically covered thereby and that they have not addressed any other tax consequences.
     (h) (i) Concurrently with the execution and delivery of this Agreement, Deloitte & Touche LLP shall have furnished to the Underwriter a letter, dated the date of its delivery, addressed to the Underwriter and in form and substance satisfactory to the Underwriter, confirming that they are an independent registered public accounting firm with respect to the Company as required by the Securities Act and with respect to the financial statements and certain financial and other statistical and numerical information contained in the Registration Statement, the General Disclosure Package and the Prospectus or incorporated by reference therein. Such letter shall contain information of the type customarily included in accountants’ comfort letters to underwriters; (ii) at the

Closing Date, and, if applicable, the Option Closing Date, prior to payment for and delivery of the Firm Shares, and, if applicable, the Option Shares, Deloitte & Touche LLP shall have furnished to the Underwriter a letter, dated the date of its delivery, which shall confirm, on the basis of a review in accordance with the procedures set forth in such letter, that nothing has come to their attention during the period from the date of the letter referred to in the prior sentence to a date (specified in the letter) not more than three days prior to the Closing Date or the Option Closing Date, if applicable, which would require any change in their letter dated the date hereof if it were required to be dated and delivered at the Closing Date or the Option Closing Date.
     (i) The Underwriter shall have received on and as of the Closing Date and, if applicable, the Option Closing Date, an opinion of Sidley Austin llp, counsel for the Underwriter, in form and substance satisfactory to the Underwriter and a statement to the following effect: no facts have come to such counsel’s attention that have caused such counsel to believe that (i) the Registration Statement, at the time of filing of the Company’s 2005 Annual Report on Form 10-K, at the time of the filing of the Company’s Current Report on Form 8-K on May 31, 2006 or as of the “new effective date” with respect to the Underwriter of the Shares pursuant to, and within the meaning of, Rule 430B(f)(2) of the Securities Act Regulations, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) the General Disclosure Package, at the Applicable Time, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (iii) the Prospectus, as of its date or at the Closing Date, or the Option Closing Date, as the case may be, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; except in each case such counsel shall not be required to express any belief or make any statement with respect to the financial statements (including the notes) and supporting schedules, if any, thereto and other financial data contained or incorporated or deemed to be incorporated by reference therein or omitted therefrom.
     In giving such opinion, Sidley Austin LLP may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, and the federal law of the United States, upon the opinions of counsel satisfactory to the Underwriter and may rely on an opinion dated the Closing Date of Locke Liddell & Sapp LLP as to matters governed by the laws of the State of Texas. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its Subsidiaries and certificates of public officials.
     (j) On or prior to the Closing Date, the Underwriter shall have received an agreement substantially in the form of Exhibit A hereto signed by the persons listed on Schedule IV hereto.
     (k) On or prior to the Closing Date, and, if applicable, the Option Closing Date, the Company shall have furnished to the Underwriter such further certificates and documents confirming the representations and warranties contained herein and related matters as the Underwriter shall reasonably request.
     The opinions and certificates mentioned in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in all material respects satisfactory to the Underwriter and its counsel.
     7. The Company agrees to indemnify and hold harmless the Underwriter and each person, if any, who controls the Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including without limitation the reasonable legal fees and other expenses (including expenses of investigation and settlement) incurred in connection with any suit, action or proceeding or any claim asserted) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including the Rule 430B Information, the General Disclosure Package, any Issuer Free Writing Prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to the Underwriter furnished to the Company in writing by the Underwriter expressly for use therein.
     The Underwriter agrees to indemnify and hold harmless the Company, its trust managers, its officers who sign the Registration Statement and each person who controls the Company within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company to the Underwriter, but only with reference to information relating to the Underwriter furnished to the Company in writing by the Underwriter expressly for use in the Registration Statement, including the Rule 430B Information, the General Disclosure Package, any Issuer Free Writing Prospectus or the Prospectus, or any amendment or supplement thereto, or any preliminary prospectus.
     If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnity may be sought (the “Indemnifying Person”) in writing, and the Indemnifying Person, upon request of the Indemnified Person, shall retain counsel satisfactory to the Indemnified Person to represent the Indemnified Person in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary, (ii) the Indemnifying Person has failed within a reasonable time to retain counsel satisfactory to the Indemnified Person or (iii) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the

Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for the Underwriter and any such control persons of the Underwriter shall be designated in writing by the Underwriter and any such separate firm for the Company, its trust managers, its officers who sign the Registration Statement and such control persons of the Company or authorized representatives shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify any Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested an Indemnifying Person to reimburse the Indemnified Person for fees and expenses of counsel as contemplated by the third sentence of this paragraph, the Indemnifying Person agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such Indemnifying Person of the aforesaid request and (ii) such Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the prior written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement (i) includes an unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.
     If the indemnification provided for in the first and second paragraphs of this Section 7 is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriter on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriter on the other shall be deemed to be in the same respective proportions as the net proceeds from the offering of such Shares (before deducting expenses) received by the Company and the total underwriting discounts and the commissions received by the Underwriter bear to the aggregate public offering price of the Shares. The relative fault of the Company on the one hand and the Underwriter on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriter and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
     The Company and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall the Underwriter be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
     The indemnity and contribution agreements contained in this Section 7 are in addition to any liability which the Indemnifying Persons may otherwise have to the Indemnified Persons referred to above.
     The indemnity and contribution agreements contained in this Section 7 and the representations, warranties and covenants of the Company set forth in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Underwriter or any person controlling the Underwriter or by or on behalf of the Company, its officers or trust managers or any other person controlling the Company and (iii) acceptance of and payment for any of the Shares.
     8. Notwithstanding anything herein contained, this Agreement may be terminated in the absolute discretion of the Underwriter, by notice given to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date or any Option Closing Date (if different from the Closing Date and then only as to Option Shares) (i) the Company shall have failed, refused or been unable, at or prior to the Closing Date, or Option Closing Date, if applicable, to perform any agreement on its part to be performed hereunder, (ii) any other condition of the Underwriter’s obligations hereunder is not fulfilled, (iii) there shall have occurred, since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, any material adverse change or any development involving a prospective material adverse change in or affecting the condition, financial or otherwise, of the Company or the earnings, business affairs, properties, management or business prospects of the Company, whether or not arising in the ordinary course of business, (iv) trading generally shall have been suspended or materially limited on or by the New York Stock Exchange, (v) trading of any securities of or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market, (vi) a general moratorium on commercial banking activities in New York or Texas shall have been declared by either Federal, Texas or New York State authorities; or there shall have occurred a material disruption in commercial banking or securities settlement or clearance services in the United States, (vii) there has occurred any downgrading or notice of any intended or potential downgrading or any review or possible change that indicates anything other than a stable outlook in the rating of the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g)(2) under the Securities Act) or (viii) there shall have occurred any outbreak or escalation of hostilities or act of terrorism involving the United States or the declaration by the United States of a national emergency or war or the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States that, in the reasonable judgment of the Underwriter, is material and adverse and which, in the reasonable judgment of the Underwriter, makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares.
     9. If this Agreement shall be terminated by the Underwriter because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement or any condition of the Underwriter’s obligations cannot be fulfilled, the Company agrees to reimburse the Underwriter for all out-of-pocket expenses (including the reasonable fees and expenses of its counsel) reasonably incurred by the Underwriter in connection with this Agreement or the offering of Shares contemplated hereunder.
     10. The Company acknowledges and agrees that (i) the purchase and sale of the Shares pursuant to this Agreement, is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriter, on the other hand, (ii) in connection with the offering contemplated hereby and the process leading to such transaction, the Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company or its shareholders, creditors, employees, or any other party, (iii) the Underwriter has not assumed or will not assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether the Underwriter has advised or is currently advising the Company on other matters) and the Underwriter has no obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (iv) the Underwriter and its affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (v) the Underwriter has not provided any legal, accounting, regulatory or tax advice with respect to the transaction contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent they deemed appropriate.
     11. This Agreement shall inure to the benefit of and be binding upon the Company, the Underwriter, any controlling persons referred to herein and their respective successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. No purchaser of Shares from the Underwriter shall be deemed to be a successor by reason merely of such purchase.
     12. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriter shall be given to it at 60 Wall Street, 4th Floor, New York, New York 10005, Attention: General Counsel. Notices to the Company shall be given to it at Three Greenway Plaza, Suite 1300, Houston, Texas 77046, Attention: Dennis M. Steen, Senior Vice President — Finance, Chief Financial Officer and Secretary.

     13. This Agreement may be signed in counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflicts of laws provisions thereof.

Very truly yours, CAMDEN PROPERTY TRUST
By:
	Name:	Dennis M. Steen
	Title:	Senior Vice President - Finance, Chief Financial Officer and Secretary

Accepted: June 2, 2006
DEUTSCHE BANK SECURITIES INC.

By:

Authorized Officer

By:

Authorized Officer

SCHEDULE I

Underwriter:	Number of Firm Shares
Deutsche Bank Securities Inc.	3,600,000

SCHEDULE II
Schedule of Issuer Free Writing Prospectuses included in the General Disclosure Package
None

SCHEDULE III
SUBSIDIARIES OF CAMDEN PROPERTY TRUST
Bagby Apartments, LLC
CPT-GP, Inc.
CPT-LP, Inc.
CPT Holly Springs GP, LLC
CPT Holly Springs, LP (2)
CPT Sugar Grove GP, LLC
CPT Sugar Grove, LP (2)
CPT Sierra GP, LLC
CPT Sierra, LP (2)
CPT Summit GP, LLC
CPT Summit, LP (2)
CPT Pines GP, LLC
CPT Pines, LP (2)
CPT Tiara GP, LLC
CPT Tiara, LP (2)
CPT Fountain Palms GP, LLC
CPT Fountain Palms, LP (2)
CPT Addison GP, LLC
CPT Addison, LP (2)
CPT Park GP, LLC
CPT Park, LP (2)
CPT Towne Center GP, LLC
CPT Towne Center, LP (2)
CPT Parkside GP, LLC
CPT Parkside, LP (2)
CPT Pecos Ranch GP, LLC
CPT Pecos Ranch, LP (2)
Camden Acquisition, Inc.
Camden Builders, Inc. (3)
Camden Realty, Inc. (3)
Camden Development, Inc.
Camden Housing, Inc.
Camden Operating, L.P. (1) (2)
Camden Summit, Inc.
Camden Summit Partnership, L.P. (1) (2)
Camden Technology, Inc. (3)
Camden USA, Inc. (1)
Camden-Delta Westwind, LLC
Camden Jamboree Development GP, LLC (2)
Camden Jamboree Development, LP (2)
Camden Jamboree GP, LLC (2)
Camden Jamboree, LP (2)
Camden Mezz Lender, LP
Camden Mezz Lender GP, LLC
Camden Norfolk Plaza GP, LLC (2)
Camden Norfolk Plaza, LP (2)
Camden Plaza Development GP, LLC (2)
Camden Plaza Development, LP (2)
Coral Way, LLC (2)
Denver West Apartments, LLC (2)
Foxcroft East Associates (2)
Henderson/McGuire, LLC
Historic Summit Grand Parc, LLC (2)
Historic Summit Roosevelt, LLC (2)
Home Ownership Made Easy, LLC
Lee Vista Apartments, LLC
McGregor/McGuire, LLC
McGregor/McGuire, L.P.
NSHE College Park, LLC
NSHE Cotton Mill, LLC
NSHE Lansdowne, LLC
NSHE Haven, LLC
NSHE Southend Square, LLC
Nagrom Enterprises, Inc.
Oasis California, Inc.
Oasis Martinique, LLC (2)
ORI, Inc.
ORI – Colorado, Inc.
ORI Park, Inc.
ORI Wexford, Inc.
Orange Court, LLC
PAPEC Silo Creek, LLC
Portofino Place, Ltd.
Sierra-Nevada Multifamily Investments, LLC (2)
Station Hill, LLC (2)
Stony Point/Summit, L.P.
Summit Apartment Builders, Inc.
Summit/Belmont, L.P.
Summit Management Company (2)
Summit Financing, Inc.
Summit Roosevelt, LLC

1

Summit Grand Parc, LLC
Summit Brickellview, LLC
Summit Shiloh, LLC
Summit Valley Brook, LLC
Summit Sweetwater, LLC
Summit Grandview, LLC
Summit/Belmont, LLC
Summit Russett, LLC
Summit Clearbrook, LLC
SZF, LLC
2800 Main, LLC

(1)	Significant subsidiary as defined in Rule 1-02(w) of Regulation S-X.

(2)	Not wholly-owned directly or indirectly by Camden Property Trust.

(3)	Taxable REIT subsidiary.

2

SCHEDULE IV
Locked-Up Trust Managers and Executive Officers
Richard J. Campo
D. Keith Oden
Dennis M. Steen
H. Malcolm Stewart
Steven K. Eddington
James M. Hinton
William R. Cooper
George A. Hrdlicka
Scott S. Ingraham
F. Gardner Parker
William B. McGuire, Jr.
William F. Paulsen
Lewis A. Levey
Steven A. Webster

SCHEDULE V
Pricing Terms to be Conveyed Orally

Issuer:	Camden Property Trust

Symbol:	NYSE: CPT

Shares offered:	3,600,000 shares

Over-allotment option:	360,000 shares

Initial Public Offering Price:	$71.25 per share

Settlement and delivery date:	June 7, 2006

Underwriter:	Deutsche Bank Securities Inc.

Exhibit A
June 2, 2006
Deutsche Bank Securities Inc.
60 Wall Street
New York, NY 10005

Re:	Proposed Offering of Camden Property Trust Shares
Dear Sirs:
          The undersigned, a shareholder and an executive officer and/or trust manager of Camden Property Trust, a Texas real estate investment trust (the “Company”), understands that Deutsche Bank Securities Inc., has entered into an Underwriting Agreement (the “Agreement”) with the Company providing for the public offering of common shares of beneficial interest, par value $.01 per share (the “Common Shares”), of the Company. In recognition of the benefit that such an offering will confer upon the undersigned as a shareholder, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with the Underwriter that, during a period of 60 days from the date of the Agreement, the undersigned will not, without the prior written consent of Underwriter, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any of the Company’s Common Shares or any securities convertible into or exchangeable or exercisable for Common Shares, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or file, or cause to be filed, any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing (collectively, the “Lock-Up Securities”) or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of Common Shares or other securities, in cash or otherwise.
          Notwithstanding the foregoing, and subject to the conditions below, the undersigned may nonetheless (a) transfer Common Shares by way of testate or intestate succession or by operation of law, (b) transfer Common Shares to members of the undersigned’s immediate family or to a trust, partnership, limited liability company or other entity, all of the beneficial interests of which are held by the undersigned or members of the undersigned’s immediate family, and (c) transfer Common Shares to charitable organizations; provided, however, in each case, the transferee shall have agreed in writing to be bound by the restrictions on transfer contained in the immediately preceding paragraph and such transfer is not effective until the agreement to be bound by the restrictions on transfer is executed by the transferee.

Very truly yours,

Signature:
Print Name: